Exhibit 99.1

UNITED STATES (U.S.) BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al (1)

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Reporting Period: October 1, 2009 through October 31, 2009

MONTHLY OPERATING REPORT

No. 9

REQUIRED DOCUMENTS	Form No.	Document Attached	Affidavit/ Supplement Attached
Condensed Combined Debtors-In-Possession Statement of Operations for the period from October 1, 2009 through October 31, 2009	MOR-1	X
Condensed Combined Debtors-In-Possession Balance Sheets as of October 31, 2009	MOR-2	X
Condensed Combined Debtors-In-Possession Statement of Cash Flows for the period from October 1, 2009 through October 31, 2009	MOR-3	X
Notes to Monthly Operating Report	MOR-4	X
Schedule of Cash Disbursements	MOR-5	X
Disbursements by Petitioning Entity	A	X
Bank Account Information	B	X
Changes in Balances with Debtors and Non-Debtors	MOR-6	X
Status of Post-Petition Taxes	MOR-7	X
Summary of Unpaid Post-Petition Debts	MOR-8	X
Summary Accounts Payable Aging Schedule	MOR-8	X
Summary Accounts Receivable Aging Schedule	MOR-8	X
Debtor Questionnaire	MOR-9	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

RESPONSIBLE PARTY AND PREPARER:

/s/ CLARKE GLASPELL	December 7, 2009
Clarke Glaspell – Vice President of each of the U.S. Debtors

(1)

The U.S. Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: Nortel Networks Inc. (6332), Nortel Networks Capital Corporation (9620), Nortel AltSystems, Inc. (9769), Nortel AltSystems International, Inc. (5596), Xros, Inc. (4181), Sonoma Systems (2073), Qtera Corporation (0251), CoreTek, Inc. (5722), Nortel Networks Applications Management Solutions Inc. (2846), Nortel Networks Optical Components Inc. (3545), Nortel Networks HPOCS Inc. (3546), Architel Systems (U.S.) Corporation (3826), Nortel Networks International Inc. (0358), Northern Telecom International Inc. (6286), Nortel Networks Cable Solutions Inc. (0567) and Nortel Networks (CALA) Inc. (4226) (together, the “U.S. Debtors”). Addresses for the U.S. Debtors can be found in the U.S. Debtors’ petitions, which are available at http://chapter11.epiqsystems.com/nortel.

MOR-1

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Condensed Combined Debtors-In-Possession Statement of Operations

Reporting Period: October 1, 2009 through October 31, 2009

(Unaudited)

(In millions of U.S. dollars)

	NNI	AltSystems	Other
Total revenues	$144	$—	$—
Total cost of revenues	89	—	—
Gross profit	55	—	—

Selling, general and administrative expense	49	—	—

Research and development expense	16	—	—
Amortization of intangible assets	—	—	—
Loss on sales of businesses and assets	—	—	—
Other operating expense (income) - net	—	—	—

Operating earnings (loss)	(10)	—	—
Other income (expense) - net	(2)	—	—
Interest expense	(1)	—	—

Earnings from continuing operations before reorganization items, income taxes and equity in net earnings (loss) of associated companies	(13)	—	—
Reorganization items - net (note 6)	(8)	—	—

Loss from continuing operations before income taxes and equity in net earnings (loss) of associated companies	(21)	—	—
Income tax expense	—	—	—

Loss from continuing operations before equity in net earnings (loss) of associated companies	(21)	—	—
Equity in net earnings (loss) of associated companies - net of tax	—	—	—
Equity in net earnings (loss) of non-Debtor subsidiaries - net of tax	3	—	—

Net loss from continuing operations	$(18)	$—	$—
Net earnings (loss) from discontinued operations - net of tax	30	—	—

Net earnings (loss)	$12	$—	$—
Income attributable to noncontrolling interests	—	—	—

Net earnings (loss) attributable to U.S. Debtors	$12	$—	$—

The Condensed Combined Debtors-In-Possession Statement of Operations of each Reporting Group contained herein was derived from the books and records of the U.S. Debtors. The amounts reflected in these condensed combined financial statements are unaudited. The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-2

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Condensed Combined Debtors-In-Possession Balance Sheet

As of October 31, 2009

(Unaudited)

(In millions of U.S. dollars)

	NNI	AltSystems	Other
ASSETS
Current assets
Cash and cash equivalents	$925	$—	$—
Restricted cash and cash equivalents	51	1	—
Accounts receivable - net	177	—	—
Intercompany accounts receivable	669	39	(5)
Inventories - net	65	—	—
Other current assets	110	—	—
Assets held for sale (note 9)	398	—	—
Assets of discontinued operations (note 10)	307	—	—

Total current assets	2,702	40	(5)
Investments in non-Debtor subsidiaries	221	1	(2)
Investments - other	40	—	—
Plant and equipment - net	220	—	—
Goodwill	—	1	—
Other assets	44	—	—

Total assets	$3,227	$42	$(7)

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities not subject to compromise
Trade and other accounts payable	$26	$—	$—
Intercompany accounts payable	74	9	(6)
Payroll and benefit-related liabilities	70	—	—
Contractual liabilities	(6)	—	—
Restructuring liabilities	3	—	—
Other accrued liabilities	236	—	—
Liabilities held for sale (note 9)	560	—	—
Liabilities of discontinued operations (note 10)	335	1	—

Total current liabilities not subject to compromise	1,298	10	(6)
Restructuring	7	—	—
Deferred income and other credits	32	—	—
Deferred revenue	9	—	—
Post-employment benefits	71	—	—

Total liabilities not subject to compromise	1,417	10	(6)
Liabilities subject to compromise (note 7)	5,980	53	126

Total liabilities	7,397	63	120
SHAREHOLDERS’ DEFICIT
Common shares	—	719	32
Preferred shares	—	16	47
Additional paid-in capital	17,746	7,330	5,252
Accumulated deficit	(21,920)	(8,086)	(5,457)
Accumulated other comprehensive income (loss)	4	—	(1)

Total U.S. Debtors shareholders’ deficit	(4,170)	(21)	(127)
Noncontrolling interests	—	—	—

Total shareholders’ deficit	(4,170)	(21)	(127)

Total liabilities and shareholders’ deficit	$3,227	$42	$(7)

The Condensed Combined Debtors-In-Possession Balanced Sheet of each Reporting Group contained herein was derived from the books and records of the U.S. Debtors. The amounts reflected in these condensed combined financial statements are unaudited. The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-3

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Condensed Combined Debtors-In-Possession Statement of Cash Flows

Reporting Period: October 1, 2009 through October 31, 2009

(Unaudited)

(In millions of U.S. dollars)

	NNI	AltSystems	Other
Cash flows from (used in) operating activities
Net loss attributable to U.S. Debtors	$12	$—	$—
Net loss (earnings) from discontinued operations - net of tax	(30)	—
Adjustments to reconcile net loss from continuing operations to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	4	—	—
Equity in net loss (earnings) of associated companies	(3)	—	—
Pension and other accruals	88	—	—
Reorganization items - non cash	25	—	—
Other - net	25	(1)	—
Change in operating assets and liabilities	30	1	—

Net cash from (used in) operating activities - continuing operations	151	—	—
Net cash from (used in) operating activities - discontinued operations	—	—	—

Net cash from (used in) operating activities	151	—	—

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(1)	—	—
Proceeds on sale of businesses and investments	7	—	—
Change in restricted cash and cash equivalents	(3)	—	—

Net cash from (used in) investing activities - continuing operations	3	—	—
Net cash from (used in) investing activities - discontinued operations	—	—	—

Net cash from (used in) investing activities	3	—	—

Cash flows from (used in) financing activities
Decrease in capital leases obligations	(1)	—	—

Net cash from (used in) financing activities - continuing operations	(1)	—	—
Net cash from (used in) financing activities - discontinued operations	—	—	—

Net cash from (used in) financing activities	(1)	—	—

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	—

Net cash from (used in) continuing operations	153	—	—
Net cash from (used in) discontinued operations	—	—	—
Net increase (decrease) in cash and cash equivalents	153	—	—
Cash and cash equivalents at beginning of the period (October 1, 2009)	772	—	—

Cash and cash equivalents at end of the period (October 31, 2009)	925	—	—
Less cash and cash equivalents of discontinued operations at end of the period (October 31, 2009)	—	—	—

Cash and cash equivalents of continuing operations at end of the period (October 31, 2009)	$925	$—	$—

The Condensed Combined Debtors-In-Possession Statement of Cash Flows of each Reporting Group contained herein was derived from the books and records of the U.S. Debtors. The amounts reflected in these condensed combined financial statements are unaudited. The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-4

NORTEL NETWORKS INC. et al

(DEBTORS-IN-POSSESSION)

NOTES TO MONTHLY OPERATING REPORT No. 9 (UNAUDITED)

(In millions of U.S. dollars)

1. Reservation of Rights:

Nothing contained in this Monthly Operating Report shall constitute a waiver of any of the Debtors’ rights or an admission with respect to their Chapter 11 Proceedings (as defined herein), including, but not limited to, matters involving objections to claims, substantive consolidation, equitable subordination, defenses, characterization or re-characterization of contracts, assumption or rejection of contracts under the provisions of chapter 3 of title 11 of the United States Code (“Bankruptcy Code”) and/or causes of action under the provisions of chapter 5 of the Bankruptcy Code or any other relevant applicable laws to recover assets or avoid transfers.

2. Background and Organization:

The U.S. Debtors (collectively referred to as “Nortel”, “we” and “our”) supply end-to-end networking products and solutions that help organizations enhance and simplify communications. These organizations range from small businesses to multi-national corporations involved in all aspects of commercial and industrial activity, to federal, state and local government agencies and the military. They include cable operators, wireline and wireless telecommunications service providers, and Internet service providers.

Our networking solutions include hardware and software products and services designed to reduce complexity, improve efficiency, increase productivity and drive customer value. We design, develop, engineer, market, sell, supply, license, install, service and support these networking solutions worldwide. We have technology expertise across carrier and enterprise, wireless and wireline, applications and infrastructure. We have made significant investments in technology research and development (“R&D”), and have had strong customer loyalty earned over more than 100 years of providing reliable technology and services.

Creditor Protection Proceedings - On January 14, 2009 (“Petition Date”), we initiated Creditor Protection Proceedings in the U.S. Bankruptcy Court for the District of Delaware (“U.S. Court”) under the Bankruptcy Code (“Chapter 11 Proceedings”), several of our Canadian affiliates (“Canadian Debtors”), including our ultimate parent company, Nortel Networks Corporation (“NNC”), initiated Creditor Protection Proceedings in Canada at the Ontario Superior Court of Justice (“Canadian Court”) under the Companies’ Creditors Arrangement Act (“CCAA”), and several of our affiliates in Europe, Middle East and Africa (“EMEA”) (“EMEA Debtors”) initiated Creditor Protection Proceedings in the United Kingdom under the Insolvency Act 1986 and subsequently, in Israel and secondary proceedings in France. On July 14, 2009, Nortel Networks (CALA) Inc. (“NNCI”), an affiliate of Nortel Networks Inc., (“NNI”), initiated Chapter 11 Proceedings. On July 17, 2009, the U.S. Court entered an order that provided for the joint administration of NNCI’s case with the pre-existing cases of the other U.S. Debtors. As a result, NNCI is now included as a Debtor in the financial statements herein and NNCI’s results for the full month of October are included in such statements. Collectively, all entities under the Creditor Protection Proceedings are referred to as the “Debtors”. Those entities operating in Chapter 11 Proceedings are referred to as the “Debtors in Possession” or the “U.S. Debtors.” Our affiliates in Asia including LG-Nortel, in the Caribbean and Latin American (“CALA”) region, and the Nortel Government Solutions (“NGS”) business are not included in these proceedings. During the Creditor Protection Proceedings, the businesses of the Debtors continue to operate under the jurisdictions and orders of the applicable courts and in accordance with applicable legislation.

As of October 31, 2009, the U.S. Debtors consisted of the following entities:

U.S. Debtors	Case no.
Nortel Networks Inc.	09-10138
Nortel Networks Capital Corporation	09-10139
Nortel Networks International, Inc.	09-10150
Nortel AltSystems, Inc.	09-10140
Nortel AltSystems International, Inc.	09-10141
Architel Systems (U.S.) Corporation	09-10149
CoreTek, Inc.	09-10145
Nortel Networks Applications Management Solutions Inc.	09-10146
Nortel Networks Cable Solutions Inc.	09-10152

Nortel Networks Optical Components Inc.	09-10147
Nortel Networks HPOCS Inc.	09-10148
Northern Telecom International Inc.	09-10151
Qtera Corporation	09-10144
Sonoma Systems	09-10143
Xros, Inc.	09-10142
Nortel Networks (CALA) Inc.	09-12515

Under the Bankruptcy Code, the U.S. Debtors may assume, assume and assign, or reject certain executory contracts including unexpired leases, subject to the approval of the U.S. Court and certain other conditions.

The accompanying unaudited condensed combined financial statements do not include the effects of all current or future claims relating to the Creditor Protection Proceedings. Certain claims filed may have priority over those of the U.S. Debtors’ unsecured creditors. As of the date of this Monthly Operating Report, it is not possible to determine the extent of claims filed and to be filed, whether such claims will be disputed and whether they will be subject to discharge in the Creditor Protection Proceedings. It is also not possible at this time to determine whether to establish any additional liabilities in respect of claims.

3. Basis of Presentation:

The financial statements contained herein were not intended to reconcile to any financial statements otherwise prepared or distributed by the Debtors or any of the Debtors’ affiliates. Significant efforts have been put forth to attribute the assets and liabilities to the proper legal entity. However, because the Debtors’ accounting systems, policies, and practices were developed with a view to producing consolidated reporting, rather than by legal entity, it is possible that not all assets or liabilities have been recorded at the correct legal entity. Accordingly, the Debtors reserve all rights to supplement or amend any financial statements contained in this Monthly Operating Report.

4. Significant Accounting Policies:

Unless otherwise noted herein, the U.S. Debtors follow the significant accounting policies of NNC as discussed in NNC’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (“2008 Form 10-K”) and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (“2009 First Quarter Form 10-Q”), June 30, 2009 (“2009 Second Quarter Form 10-Q”) and September 30, 2009 (“2009 Third Quarter Form 10-Q”) that were filed with the United States Securities and Exchange Commission.

(a) Condensed Combined Debtors-In-Possession Financial Statements

The financial statements contained herein represent the unaudited condensed combined financial statements for the U.S Debtors only. The U.S. Debtors’ non-Debtor subsidiaries are treated as non-consolidated subsidiaries in these financial statements and as such their net loss is included as “Equity in net earnings (loss) from non-Debtor subsidiaries - net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet. The U.S. Debtors’ financial statements contained herein have been prepared in accordance with the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 852 Reorganizations (“ASC 852”).

The unaudited condensed combined financial statements have been derived from the books and records of the U.S. Debtors. The presentation combines the U.S. Debtors into three Reporting Groups consistent with the companies’ ownership structure and activities as follows:

•

NNI Reporting Group: Nortel Networks Inc. and its U.S. Debtor subsidiaries Nortel Networks Capital Corporation, Nortel Networks Cable Solutions Inc., Nortel Networks International, Inc., Nortel Networks Optical Components Inc., Nortel Networks HPOCS Inc., Nortel Networks (CALA) Inc., Northern Telecom International Inc. and Qtera Corporation;

•	AltSystems Reporting Group: Nortel AltSystems, Inc. and Nortel AltSystems International, Inc.; and

•	Other Reporting Group: Architel Systems (U.S.) Corporation, CoreTek, Inc., Nortel Networks Applications Management Solutions, Inc., Sonoma Systems and Xros Inc.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court and the United States Trustee. The information presented herein has not been subject to all procedures that would typically be applied to financial information presented in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Upon the application of such procedures (such as tests of asset impairment), the U.S. Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Report includes normal recurring adjustments, but does not include all of the adjustments that would typically be made for interim financial statements in accordance with U.S. GAAP. As of October 31, 2009, certain pre-petition trade accounts payable and debt balances are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, the Debtors caution readers not to place undue reliance upon the information contained in this Monthly Operating Report. For further information, please refer to the consolidated financial statements of NNC and notes thereto included in NNC’s 2008 Form 10-K, and the condensed, combined and consolidated financial statements in NNC’s 2009 First Quarter Form 10-Q and 2009 Second Quarter Form 10-Q, and the condensed consolidated financial statements in NNC’s 2009 Third Quarter Form 10-Q.

The results of operation herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of U.S. Debtors in the future.

The condensed combined financial statements filed with the U.S. Bankruptcy Court are subject to change. The U.S. Debtors may, at a future date, amend this Monthly Operating Report for updated financial information.

(b) Intercompany transactions

Intercompany transactions among the NNI Reporting Group and the AltSystems Reporting Group have been eliminated in the condensed combined financial statements. Intercompany transactions within the entities in the Other Reporting Group have not been eliminated as they are affiliates of common ownership under NNC rather than subsidiaries of one another. Intercompany transactions involving any non-U.S. Debtors have not been eliminated in the financial statements and are presented as intercompany receivables, loans, and payables.

(c) Use of estimates

We make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the condensed combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used when accounting for items and matters such as revenue recognition and accruals for losses on contracts, allowances for uncollectible accounts receivable, inventory provisions and outsourced manufacturing related obligations, product warranties, estimated useful lives of intangible assets and plant and equipment, asset valuations, impairment and recoverability assessments, employee benefits including pensions, taxes and related valuation allowances and provisions, restructuring and other provisions and contingencies.

5. Debt in Default:

Upon filing for creditor protection certain of the U.S. Debtors (and certain of their non-U.S. Debtor affiliates) became in default under substantially all of their pre-petition debt obligations. Filing for creditor protection automatically stays most actions against the Debtors and therefore substantially all pre-petition debt obligations are subject to settlement under the Creditor Protection Proceedings.

The following borrowings represent the debt agreements which are fully and unconditionally guaranteed by NNI and are in default:

On May 28, 2008, Nortel Networks Limited (“NNL”), NNI’s direct parent company, completed the offering of $675 Fixed Rate Notes due July 2016. The 2016 Fixed Rate Notes issued May 2008 have a stated interest rate per annum of 10.75% and were issued as additional notes under an existing indenture dated July 5, 2006 (“2006 Indenture”), and are part of the same series as NNL’s outstanding $450 Senior Notes due July 2016 that were issued on July 5, 2006 under the 2006 Indenture. The 2016 Fixed Rate Notes issued May 2008 and the 2016 Fixed Rate Notes issued July 2006 have the same ranking, guarantee structure, interest rate, maturity date and other terms and are treated as a single class of securities under the indenture and holders vote together as one class.

On March 28, 2007, NNC completed an offering of $1,150 of unsecured convertible senior notes (“Convertible Notes”). The Convertible Notes consist of $575 principal amount of senior convertible notes due 2012 (“2012 Notes”) and $575 of senior convertible notes due 2014 (“2014 Notes”). The 2012 Notes have a stated interest rate per annum of 1.75% and the 2014 Notes have a stated interest rate per annum of 2.125%. The 2012 Notes and 2014 Notes are each convertible into NNC common shares at any time based on an initial conversion rate of 31.25 NNC common shares per $1,000.00 principal amount of Convertible Notes (which is equal to an initial conversion price of $32.00 per common share).

On July 5, 2006, under the 2006 Indenture, NNL completed an offering of $2,000 senior notes (“July 2006 Notes”). The July 2006 Notes consist of the $450 2016 Fixed Rate Notes issued July 2006, $550 of senior fixed rate notes due 2013 (“2013 Fixed Rate Notes”) and $1,000 of floating rate senior notes due 2011 (“2011 Floating Rate Notes”). The 2016 Fixed Rate Notes issued July 2006 have a stated interest rate per annum of 10.75%, the 2013 Fixed Rate Notes have a stated interest rate per annum of 10.125%, and the 2011 Floating Rate Notes have a stated interest rate per annum, reset quarterly, equal to the LIBOR plus 4.25%.

As a guarantor, NNI is an obligor for the defaulted debt obligations (and accrued interest payable) of $3,935. As a result, an accrual of $3,935 has been made in the U.S. Debtors financial statements for NNI’s guarantee of the NNC and NNL outstanding long-term debt arrangements. Although some guarantee exposures are redundant to liabilities recorded elsewhere in the Debtors’ financial statements, NNI has recorded this accrual in accordance with ASC 852. The guarantor amount has been recorded as a liability subject to compromise and reorganization expenses in the NNI financial statement column. To the extent that information available in the future indicates a difference from the recognized amounts, the provision will be adjusted.

On June 17, 1996, Nortel Networks Capital Corporation, a wholly owned subsidiary of NNI, completed the offering of $150 Fixed Rate Notes due June 2026. The 2026 Fixed Rate Notes have a stated interest rate per annum of 7.875%. The 2026 Fixed Rate Notes are fully and unconditionally guaranteed by NNL.

In addition, NNI has guaranteed NNL’s obligations under the EDC Support Facility. The EDC Support Facility provides for the issuance by EDC of support in the form of guarantee bonds or guarantee type documents issued to financial institutions that issue letters of credit or guarantee, performance or surety bonds, or other instruments in support of Nortel’s contract performance. NNI has agreed to indemnify EDC and reimburse it for any amounts that EDC is required to pay to such financial institutions pursuant to its support.

6. Reorganization Items:

ASC 852 requires items of revenue and expense directly attributed to the reorganization such as professional fees directly related to the U.S. Debtors’ Chapter 11 Proceedings, realized gains and losses, and provisions for losses resulting from such proceedings to be separately accumulated and disclosed in the statement of operations.

The following table sets forth the U.S. Debtors’ reorganization items for the period from October 1, 2009 through October 31, 2009:

Professional fees directly related to reorganization	$(10)
Intercompany interest and dividend income	1
Other	1

Total Reorganization items	$(8)

7. Liabilities Subject to Compromise:

As a result of the Chapter 11 Proceedings, pre-petition liabilities may be subject to compromise or other treatment under the U.S. Debtors’ Chapter 11 Proceedings. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. Although pre-petition claims are generally stayed, under the Chapter 11 Proceedings, the U.S. Debtors are permitted to undertake certain actions designed to stabilize the U.S. Debtors’ operations including, among other things, payment of employee wages and benefits, maintenance of Nortel’s cash management system, satisfaction of customer obligations, payments to suppliers for goods and services received after the Petition Date and retention of professionals.

The U.S. Debtors have been paying and intend to continue to pay undisputed post-petition obligations in the ordinary course of business. In addition, the U.S. Debtors may reject pre-petition executory contracts and unexpired leases with respect to the U.S. Debtors’ operations, with the approval of the U.S. Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as pre-petition general unsecured claims and will be classified as liabilities subject to compromise. Any differences between claim amounts listed by the U.S. Debtors in their Schedules of Assets and Liabilities (as may be amended) and claims filed by creditors will be investigated and, if necessary, the U.S. Bankruptcy Court will make the final determination as to the amount, nature and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the U.S. Bankruptcy Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time.

On August 4, 2009, the U.S. Court approved the establishment of a claims process in the U.S. for claims that arose prior to the Petition Date. Under this claims process, proof of claims, except in relation to NNCI, had to be received by the U.S. Claims Agent, Epiq Bankruptcy Solutions, LLC (“Epiq”), by no later than 4:00 p.m. (Eastern Time) on September 30, 2009 (subject to certain exceptions as provided in the order establishing the claims bar date). For claims in relation to NNCI, on December 2, 2009, the U.S. Court approved the establishment of 4:00 p.m. (Eastern Time) on January 25, 2010 as the deadline for receipt by Epiq of proof of claims against NNCI (subject to certain exceptions as provided in the order establishing the claims bar date).

ASC 852 requires pre-petition liabilities of the debtor that are subject to compromise to be reported at the claim amounts expected to be allowed, even if they may be settled for lesser amounts.

The U.S. Debtors have received approximately 5,773 timely-filed claims asserting approximately $16,890 in aggregate liquidated claims, as well as additional unliquidated claims. Although the U.S. Debtors have and may continue to object to various court filings made throughout the Creditor Protection Proceedings, as at October 31, 2009 only one proof of claim (the “IRS Claim”), which asserted approximately $3,017 in aggregate liquidated amounts plus additional unliquidated amounts, has been objected to by the U.S. Debtors. The U.S. Court has not entered any orders disallowing any of these claims. Any such order would reduce the amount of asserted claims noted above. Although the U.S. Court has established bar dates by which certain claims, subject to exceptions, against the relevant U.S. Debtors were required to be filed if the claimants were to receive any distribution under the Creditor Protection Proceedings, certain further claims are and may be permitted. In addition, the U.S. Debtors anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Accordingly, the ultimate number and amount of allowed claims is not determinable at this time. See note 11 for additional information on the claims processes.

Since the Petition Date, Nortel has and may continue to enter into court-approved and other agreements relating to settlement of certain pre-Petition Date and post-Petition Date claim amounts. Such agreements may also include the release of other disputed and unliquidated amounts.

The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on U.S. Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, if any, the values of any collateral securing such claims, or other events.

The following tables set forth the U.S. Debtors’ estimated liabilities subject to compromise as of October 31, 2009:

	NNI	AltSystems	Other
Trade and other accounts payable	$222	$—	$—
Accounts payable intercompany	762	53	—
Restructuring liabilities	80	—	—
Contingent liability for NNI’s debt guarantee	3,935	—	—
Long-term debt	236	—	—
Financial obligations	34	—	—
Pension obligations	416	—	—
Postretirement obligations other than pensions	233	—	—
Notes and interest payable intercompany	—	—	126
Other	62	—	—

Total liabilities subject to compromise	$5,980	$53	$126

	October 1, 2009	Change in the Month	October 31, 2009
Trade and other accounts payable	$227	$(5)	$222
Accounts payable intercompany	814	1	815
Restructuring liabilities	87	(7)	80
Contingent liability for NNI’s debt guarantee	3,935	—	3,935
Long-term debt	237	(1)	236
Financial obligations	35	(1)	34
Pension obligations	416	—	416
Postretirement obligations other than pensions	233	—	233
Notes and interest payable intercompany	127	(1)	126
Other	66	(4)	62

Total liabilities subject to compromise	$6,177	$(18)	$6,159

Classification for purposes of this report of any pre-petition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the U.S. Debtors as to the manner of classification, treatment, allowance, or payment in the Creditor Protection Proceedings, including in connection with any plan that may be approved by the U.S. Court and that may become effective pursuant an order of the U.S. Court.

The change in the month was primarily due to decreases in trade and other accounts payable, restructuring liabilities, long-term debt, financial obligations, and other.

8. Post-Petition Accounts Payable:

To the best of the U.S. Debtors’ knowledge, all undisputed post-petition accounts payable have been and are being paid in the ordinary course of the U.S. Debtors’ business.

9. Assets and Liabilities Held for Sale:

On June 19, 2009, NNC, NNL, and certain of NNC’s other subsidiaries, including NNI, entered into a “stalking horse” asset sale agreement with Nokia Siemens Networks B.V. (“NSN”) for the planned sale of substantially all of its Code Division Multiple Access (“CDMA”) business and Long Term Evolution (“LTE”) Access assets for $650, subject to purchase price adjustments under certain circumstances. On July 24, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for these assets and executed a formal asset sale agreement for the sale of substantially all of its CDMA business and LTE Access assets with Telefonaktiebolaget LM Ericsson (“Ericsson”), who emerged as the successful bidder agreeing to pay $1,130 subject to certain post-closing purchase price adjustments. Nortel obtained U.S. Court and Canadian Court approvals for the sale to Ericsson on July 28, 2009. On November 13, 2009, Nortel announced that following satisfaction of all closing conditions, the sale had concluded. The related CDMA business and LTE Access assets and liabilities have been classified as held for sale beginning as of June 30, 2009. Nortel determined that the fair value less estimated costs to sell exceeded the carrying value of the CDMA business and LTE Access assets and liabilities and therefore no impairment was recorded on the reclassification of these assets to held for sale.

On October 7, 2009, NNC, NNL, and certain of NNC’s other subsidiaries, including NNI, entered into a “stalking horse” and other sale agreements with Ciena Corp. (“Ciena”) for the planned sale of substantially all of the assets of its Optical Networking and Carrier Ethernet businesses globally for a purchase price of $390 in cash and 10 million shares of Ciena common stock, subject to purchase price adjustments under certain circumstances. On November 22, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for these assets and executed formal sale agreements dated November 24, 2009 for the sale of substantially all of its Optical Networking and Carrier Ethernet businesses with Ciena, who emerged as the successful bidder agreeing to pay $530 in cash, plus $239 principal amount of convertible notes due June 2017, subject to certain post-closing purchase price adjustments. At a joint hearing on December 2, 2009, Nortel obtained U.S. Court and Canadian Court approval of the sale to Ciena. The sale is also subject to court approvals in France and Israel, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, as well as regulatory approvals and other customary closing conditions. The related Optical Networking and Carrier Ethernet businesses assets and liabilities have been classified as held for sale beginning as of October 31, 2009. Nortel determined that the fair value less estimated costs to sell exceeded the carrying value of the Optical Networking and Carrier Ethernet businesses assets and liabilities and therefore no impairment was recorded on the reclassification of these assets to held for sale.

On September 30, 2009, NNC announced that it planned to sell, by “open auction” substantially all of its global Global System for Mobile communications (“GSM”)/GSM for Railways (“GSM-R”) business. On November 24, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for these assets and executed formal sale agreements for the sale of substantially all of its GSM/GSM-R business with Ericsson and Kapsch CarrierCom AG (“Kapsch”), who emerged as the successful joint bidders agreeing to pay $103 in cash, subject to certain post-closing purchase price adjustments. At a joint hearing on December 2, 2009, Nortel obtained U.S. Court and Canadian Court approval of the sale to Ericsson and Kapsch. The sale is also subject to court approval in France, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, as well as regulatory approvals and other customary closing conditions. The related GSM/GSM-R business assets and liabilities have been classified as held for sale beginning as of October 31, 2009. Nortel determined that the fair value less estimated costs to sell exceeded the carrying value of the GSM/GSM-R business assets and liabilities and therefore no impairment was recorded on the reclassification of these assets to held for sale.

The related CDMA business and LTE Access financial results of operations have not been classified as discontinued operations in these unaudited condensed combined financial statements as they did not meet the definition of a component of an entity. The sale was successfully concluded on November 13, 2009; accordingly, the gain on disposal of the CDMA business and LTE Access assets will be recognized in the fourth quarter of fiscal 2009.

Also included in assets and liabilities held for sale as at October 31, 2009 are the assets and liabilities of the Next Generation Packet Core Assets and certain land and buildings. See note 11 for further information. Assets and liabilities of $398 and $560, respectively, related to the Debtors-In-Possession have been classified as held for sale as of October 31, 2009.

The assets and liabilities of the Enterprise Solutions (“ES”) business are classified as discontinued operations and are excluded from the information presented below. See note 10 for information related to assets and liabilities of the ES business.

The following tables set forth assets and liabilities held for sale as of October 31, 2009:

	NNI	AltSystems	Other
Assets
Accounts receivable - net	$117	$—	$—
Inventories - net	218	—	—
Plant and equipment - net	48	—	—
Other	15	—	—

Assets of businesses held for sale	$398	$—	$—

Liabilities
Trade and other accounts payable	$49	$—	$—
Employee-related liabilities	28	—	—
Contractual liabilities	16	—	—
Other current liabilities	438	—	—
Other long-term liabilities	8	—	—
Long-term debt	21	—	—

Liabilities of businesses held for sale	$560	$—	$—

	Buildings	CDMA/ LTE	Packet Core	Optical Networking and Carrier Ethernet	GSM/ GSM-R	Total
Assets
Accounts receivable - net	$—	$35	$—	$4	$78	$117
Inventories - net	—	97	—	102	19	218
Plant and equipment - net	15	18	2	8	5	48
Other	—	—	—	11	4	15

Assets of businesses held for sale	$15	$150	$2	$125	$106	$398

Liabilities
Trade and other accounts payable	$—	$38	$—	$2	$9	$49
Employee-related liabilities	—	14	—	7	7	28
Contractual liabilities	—	11	—	4	1	16
Other current liabilities	—	292	—	60	86	438
Other long-term liabilities	—	1	—	1	6	8
Long-term debt	21	—	—	—	—	21

Liabilities of businesses held for sale	$21	$356	$—	$74	$109	$560

10. Discontinued Operations:

On July 20, 2009 NNC announced that it, NNL, and certain of NNC’s other subsidiaries, including NNI and Nortel Networks UK Limited (“NNUK”), had entered into a “stalking horse” asset and share sale agreement with Avaya Inc. (“Avaya”) for its North American, CALA and Asian ES business; and an asset sale agreement with Avaya for the EMEA portion of its ES business for a purchase price of $475 subject to purchase price adjustments under certain circumstances. These agreements include the planned sale of substantially all of the assets of the ES business globally as well as the shares of Nortel Government Solutions (“NGS”) and DiamondWare, Ltd. This sale required a court-approved “stalking horse” sale process under Chapter 11 that allowed other qualified bidders to submit higher or otherwise better offers. Bidding procedures were approved by the U.S. Court and Canadian Court on August 4, 2009. Competing bids were required to be submitted by September 4, 2009 and an auction with the qualified bidders commenced on September 11, 2009. On September 14, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for the sale of these assets as well as the shares of NGS and DiamondWare, Ltd. to Avaya, who emerged as the successful bidder agreement to pay $900 in cash to Nortel, with an additional pool of $15 reserved for an employee retention program, subject to purchase price adjustments under certain circumstances. At a joint hearing on September 16, 2009, Nortel obtained U.S. Court and Canadian Court approval of the sale to Avaya. The sale is also subject to court approvals in France and Israel, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, as well as regulatory approvals and other customary closing conditions. The sale is expected to close late in the fourth quarter 2009, subject to receipt of all required approvals.

As part of the transaction with Avaya, Nortel has agreed to undertake certain activities to assist the buyer with the transition of the business from Nortel’s infrastructure to that of the buyer. As a result of this agreement, Nortel expects to generate certain direct and indirect cash flows that are associated with the disposed component for a period of time that is not currently expected to exceed one year. The operations and cash flows of the Enterprise business meet the definition of a component as prescribed by FASB ASC 360-10-35 “Impairment or Disposal of Long-Lived Assets” (“ASC 360-10-35”). A component of an entity that is being disposed of should be shown as discontinued operations where the cash flows associated with the component will be eliminated and the entity will not have any significant continuing involvement, as defined in the applicable accounting guidance, with the component post-disposition. Nortel has evaluated the nature and significance of these cash flows arising from transition services Nortel expects to provide to Avaya and has determined that they do not preclude the recognition and presentation of this business component as discontinued operations for the period presented.

The following table summarizes certain financial information of the ES business for the period from October 1, 2009 through October 31, 2009:

	NNI	AltSystems	Other
Operations
Total revenues	$59	$—	$—

Earnings (loss) from discontinued operations before income taxes	$30	$—	$—
Income tax benefit (expense)	—	—	—

Net earnings (loss) from discontinued operations before disposal - net of taxes	$30	$—	$—

The following table sets forth assets and liabilities related to the operations of the ES business as at October 31, 2009:

	NNI (a)	AltSystems	Other
Assets
Accounts receivable - net	$126	$—	$—
Inventories - net	104	—	—
Other current assets	15	—	—
Plant and equipment - net	32	—	—
Intangible assets - net	20	—	—
Other long-term assets	10	—	—

Assets of discontinued operations	$307	$—	$—

Liabilities
Trade and other accounts payables	$15	$—	$—
Employee-related liabilities	56	—	—
Contractual liabilities	1	—	—
Other current liabilities	171	—	—
Other long-term liabilities	7	—	—
Liabilities subject to compromise	85	1	—

Liabilities of discontinued operations	$335	$1	$—

(a)	Does not include assets and liabilities related to the shares of DiamondWare Ltd. and NGS, which are a part of the divestiture of the ES business, but are not Debtors-in-Possession.

Of these assets and liabilities, Nortel currently estimates that the following items would, at October 31, 2009, have been acquired or assumed by Avaya pursuant to the terms of the asset and share sale agreement:

Assets
Accounts receivable - net	$21
Inventories - net	103
Plant and equipment - net	32
Other long-term assets	31

Assets held for sale	$187

Liabilities
Employee-related liabilities	$57
Contractual liabilities	1
Other current liabilities	136
Other long-term liabilities	7

Liabilities held for sale	$201

11. Case Developments:

On June 19, 2009, NNC announced that it, NNL, and certain of NNC’s other subsidiaries, including NNI, had entered into a “stalking horse” asset sale agreement with NSN for the planned sale of substantially all of its CDMA business and LTE Access assets for a purchase price of $650, subject to purchase price adjustments under certain circumstances. On July 24, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for these assets and executed a formal asset sale agreement for the sale of these assets with Ericsson, who emerged as the successful bidder agreeing to pay $1,130 subject to purchase price adjustments under certain circumstances. At a joint hearing on July 28, 2009, Nortel obtained U.S. Court and Canadian Court approval for the sale to Ericsson. On November 13, 2009, NNC announced that following satisfaction of all closing conditions, the sale was concluded.

On July 20, 2009 NNC announced that it, NNL, and certain of NNC’s other subsidiaries, including NNI and NNUK, had entered into a “stalking horse” asset and share sale agreement with Avaya for its North American, CALA and Asian ES business; and an asset sale agreement with Avaya for the EMEA portion of its ES business for a purchase price of $475 subject to purchase price adjustments under certain circumstances. These agreements include the planned sale of substantially all of the assets of the ES business globally as well as the shares of NGS and DiamondWare, Ltd. On September 14, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for the sale of these assets to Avaya, who emerged as the successful bidder agreeing to pay $900 in cash to Nortel, with an additional pool of $15 reserved for an employee retention program, subject to purchase price adjustments under certain circumstances. At a joint hearing on September 16, 2009, Nortel obtained U.S. Court and Canadian Court approval of the sale to Avaya. The sale is also subject to court approvals in France and Israel, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, as well as regulatory approvals, other customary closing conditions and certain post-closing purchase price adjustments.

On September 21, 2009, NNC announced its plan to sell, by “open auction”, the assets of its Wireless Networks business associated with the development of Next Generation Packet Core network components (“Next Generation Packet Core Assets”). On October 25, 2009, in accordance with court approved procedures, NNL and NNI entered into an agreement with Hitachi, Ltd. (“Hitachi”) for the sale of these assets for a purchase price of $10 subject to purchase price adjustments under certain circumstances. On October 28, 2009, Nortel obtained U.S. Court and Canadian Court approval of the sale to Hitachi. The sale is also subject to regulatory approvals and other customary closing conditions.

On September 30, 2009, NNC announced that it planned to sell, by “open auction” substantially all of its global GSM/GSM-R business. On November 24, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for the sale of theses assets to Ericsson and Kapsch who emerged as the winning joint bidders with a purchase price of $103 in cash, subject to purchase price adjustments under certain circumstances. At a joint hearing on December 2, 2009, Nortel obtained U.S. Court and Canadian Court approval of the sale to Ericsson and Kapsch. The sale is also subject to court approval in France, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, as well as regulatory approvals and other customary closing conditions

On October 7, 2009, NNC announced that it, NNL, and certain of NNC’s other subsidiaries, including NNI, had entered into a “stalking horse” and other sale agreements with Ciena for the planned sale of substantially all of the assets of its Optical Networking and Carrier Ethernet businesses globally for a purchase price of $390 in cash and 10 million shares of Ciena common stock, subject to purchase price adjustments under certain circumstances. On November 22, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for the sale of these assets to Ciena, who emerged as the successful bidder agreeing to pay $530 in cash, plus $239 principal amount of convertible notes due June 2017, subject to purchase price adjustments under certain circumstances At a joint hearing on December 2, 2009, Nortel obtained U.S. Court and Canadian Court approval of the sale to Ciena. The sale is also subject to court approvals in France and Israel, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, as well as regulatory approvals and other customary closing conditions.

There can be no assurance the Debtors will be able to access proceeds in a timely manner from divestitures completed after the Petition Date as the Debtors and the various estates continue discussions on purchase price allocations. Nortel continues to advance in its discussions with external parties to sell its other businesses. To provide maximum flexibility Nortel has also taken appropriate steps to complete the move to organizational standalone businesses. Nortel will assess other restructuring alternatives for these businesses in the event it is unable to maximize value through sales.

On August 10, 2009, NNC announced that it was at a natural transition point resulting in a number of leadership changes and a new organizational structure designed to work towards the completion of the sales of its businesses and other restructuring activities. Effective August 10, 2009, President and Chief Executive Officer Mike Zafirovski stepped down. Also effective August 10, 2009, the Boards of Directors of NNC and NNL were reduced from nine to three members: John A. MacNaughton, Jalynn H. Bennett and David I. Richardson, with Mr. Richardson serving as Chair. These individuals also serve as members of NNC’s and NNL’s audit committees.

In connection with these changes, Nortel obtained Canadian Court approval for the court-appointed monitor under the CCAA Proceedings (“Canadian Monitor”), to take on an enhanced role with respect to the oversight of the business, sales processes, claims processes and other restructuring activities under the CCAA Proceedings. Further, Nortel is in the process of confirming the appointment of a principal officer for the U.S. Debtors who will work in conjunction with the Official Committee of Unsecured Creditors (“U.S. Creditors’ Committee”), a group purporting to hold substantial amounts of Nortel’s publicly traded debt (“Bondholder Group”), and the Canadian Monitor, which appointment will be subject to the approval of the U.S. Court.

Nortel has also established a streamlined structure that is enabling it to effectively continue to serve its customers, and also facilitate the sales of its businesses and integration processes with acquiring companies as well as continue with its restructuring activities. Nortel’s business units currently report to the Chief Restructuring Officer, Pavi Binning. The mergers and acquisitions teams continue their work under the Chief Strategy Officer, George Riedel. Nortel Business Services continues to be led by Joe Flanagan and continues to serve the transitional operations needs of Nortel’s businesses as they are sold to ensure customer and network service levels are maintained throughout the sale and integration processes. A core Corporate Group has been established that is primarily responsible for the management of ongoing restructuring activities during the sales process as well as post business dispositions. This group is lead by John Doolittle, Senior Vice President Finance and Corporate Services (formerly Nortel’s Treasurer). These leaders report to the NNC and NNL Boards of Directors and the Canadian Monitor and will also report to the proposed U.S. principal officer.

Historically, Nortel has deployed its cash through a variety of intercompany borrowing and transfer pricing arrangements to allow it to operate on a global basis and to allocate profits and losses, and certain costs, among the corporate group. In particular, the Canadian Debtors have continued to allocate profits and losses, and certain costs, among the corporate group through transfer pricing agreement payments (“TPA Payments”). Other than one $30 payment made by NNI to NNL in respect of amounts that Nortel believes are owed in connection with the transfer pricing agreement, TPA Payments had been suspended since the Petition Date. However, the Canadian Debtors and the U.S. Debtors with the support of the U.S. Creditors’ Committee and the Bondholder Group, as well as the EMEA Debtors (other than Nortel Networks S.A. (“NNSA”)), entered into an Interim Funding and Settlement Agreement (“IFSA”) dated June 9, 2009 under which NNI paid $157 to NNL, in four installments during the period ended September 30, 2009 in full and final settlement of TPA Payments for the period from the Petition Date to September 30, 2009. A portion of this funding may be repayable by NNL to NNI in certain circumstances. The IFSA was approved by the U.S. Court and Canadian Court on June 29, 2009 and on June 23, 2009, the High Court of England and Wales confirmed that the court appointed administrators in the U.K. and Ireland were at liberty to enter into the IFSA on behalf of each of the EMEA Debtors (except for NNSA which was authorized to enter into the IFSA by the Commercial Court of Versailles, France on July 7, 2009). NNSA acceded to the IFSA on September 11, 2009. Further arrangements will be necessary in order to address TPA Payments, or other funding issues, for periods post-September 30, 2009 and NNL’s future liquidity needs and there can be no assurance that the Canadian Debtors will be able to arrange additional funding sufficient to fund future operations. Negotiations between NNL and the U.S. Debtors for reimbursement of a portion of these costs for the fourth quarter of 2009 are on-going. In addition, the Debtors and other Nortel entities are engaged in discussions in order to address NNL’s liquidity needs for periods subsequent to December 31, 2009.

As a consequence of the Creditor Protection Proceedings, certain amounts of intercompany payables to certain Nortel subsidiaries (“APAC Agreement Subsidiaries”) in the Asia-Pacific (“APAC”) region as of the Petition Date became impaired. To enable the APAC Agreement Subsidiaries to continue their respective business operations and to facilitate any potential divestitures, the Debtors (other than NNSA) entered into an Asia Restructuring Agreement (“APAC Agreement”). Under the APAC Agreement, the APAC Agreement Subsidiaries will pay a portion of certain of the APAC Agreement Subsidiaries’ net intercompany debt outstanding as of the Petition Date (“Pre-Petition Intercompany Debt”) and the Canadian Debtors, the U.S. Debtors and the EMEA Debtors (including NNSA to the extent it elects to participate in the APAC Agreement) will initially receive approximately $15, $18 and $15, respectively, in aggregate. A further portion of the Pre-Petition Intercompany Debt will be repayable in monthly amounts but only to the extent of such APAC Agreement Subsidiary’s net cash balance, and subject to certain reserves and provisions. The remainder of each APAC Agreement Subsidiary’s Pre-Petition Intercompany Debt will be subordinated and postponed to the prior payment in full of such APAC Agreement Subsidiary’s liabilities and obligations. Implementation of the APAC Agreement is subject to receipt of approvals (court and/or administrator) in the U.S., Canada and EMEA, as well as receipt of certain regulatory approvals in certain APAC jurisdictions.

MOR-5A

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Schedule of Cash Disbursements by Petitioning Entity

Reporting Period: October 1, 2009 through October 31, 2009

(Unaudited)

(In millions of U.S. dollars)

	Case #	Payments
In re: Nortel Networks Inc. et al
Nortel Networks Inc. (1)	09-10138	$236
Nortel Networks Capital Corporation	09-10139	—
Nortel AltSystems, Inc.	09-10140	—
Nortel AltSystems International, Inc.	09-10141	—
Xros Inc.	09-10142	—
Sonoma Systems	09-10143	—
Qtera Corporation	09-10144	—
Coretek, Inc.	09-10145	—
Nortel Networks Applications Management Solutions, Inc.	09-10146	—
Nortel Networks Optical Components Inc.	09-10147	—
Nortel Networks HPOCS Inc.	09-10148	—
Architel Systems (U.S.) Corporation	09-10149	—
Nortel Networks International, Inc.	09-10150	1
Northern Telecom International Inc.	09-10151	—
Nortel Networks Cable Solutions Inc.	09-10152	—
Nortel Networks (CALA) Inc.	09-12515	4

Total Payments		$241

(1)	NNI is the centralized disbursement entity for multiple U.S. Debtors and non-Debtors and accordingly makes payments, both by wire and checks, for multiple U.S. Debtors and non-Debtors. Individual U.S. Debtor disbursements have been separated from NNI and listed under specific individual U.S. Debtors. However, disbursements made for the benefit of NNI as well as other U.S. Debtors and/or non-Debtors are still consolidated with NNI for financial reporting purposes.

MOR-5B

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Existing Bank Account Information

Reporting Period: October 1, 2009 through October 31, 2009

(Unaudited)

(In millions of U.S. dollars)

Legal Entity	Bank	Account Type	Lockbox/ Account	Bank Balance
Nortel Networks Inc.	Bank of America	Receipts	3750819519	$—
Nortel Networks Inc.	Bank of America	Receipts	3750886432	5
Nortel Networks Inc.	Bank of America	Lockbox (Receipts)	Box 3985	—
Nortel Networks Inc.	Bank of America	Payroll	0101183623	1
Nortel Networks Inc.	Bank of America	Health & Wealthfare Trust account	7206010001650	—
Nortel Networks Inc.	Citibank NA	Main Concentration	30463444	3
Nortel Networks Inc.	Citibank NA	Receipts	30508403	1
Nortel Networks Inc.	Citibank NA	Lockbox (Receipts)	Box 2937	—
Nortel Networks Inc.	Citibank NA	Disbursement (EVS)	30509086	2
Nortel Networks Inc.	Citibank NA	Disbursement (AP)	30580851	12
Nortel Networks Inc.	Citibank NA	Receipts (Credit Card)	30509078	—
Nortel Networks Inc.	Citibank NA	CDMA Good Faith Deposit	40773075	37
Nortel Networks Inc.	Citibank NA	Flexible Benefits	30614505	—
Nortel Networks Inc.	Citibank NA	Good Faith Deposits	30810143	1
Nortel Networks Inc.	Citibank Delaware	Disbursement (Sales & Use Tax)	38660426	2
Nortel Networks Inc.	Citibank Delaware	Disbursement (EVS)	38659062	—
Nortel Networks Inc.	Citibank Delaware	Checking	38696453	5
Nortel Networks Inc.	Citibank Delaware	Benefits-Cigna Travel Well	38659097	1
Nortel Networks Inc.	Citibank Delaware	Benefits-US-Cigna Expat	38659089	—
Nortel Networks Inc.	Citibank Delaware	Disbursement (AP)	38682182	—
Nortel Networks Inc.	Citibank Delaware	Utilities Order	38794977	1
Nortel Networks Inc.	Citibank Canada	Disbursement (AP)	2010621007	1
Nortel Networks Inc.	Deutsche Bank	Brokerage	400519	—
Nortel Networks Inc.	Morgan Stanley	Brokerage	293 058697 502	—
Nortel Networks Inc.	Banc of America Securities	Investment	275783-22453989	809
Nortel Networks Inc.	The Reserve	Investment	703-29-420	18
Nortel Networks Inc.	K&H Bank	General	10201006-50041181	—
Nortel Networks Inc.	K&H Bank	General	10200971-60061049	—
Nortel Networks Inc.	Citibank Egypt	General	100827506	—
Nortel Networks Inc.	Citibank Egypt	General	100827018	2
Nortel Networks Inc.	Citibank Tunis	General	150021006	—
Nortel Networks Inc.	Citibank Tunis	General	150021014	—
Nortel Networks Inc.	Citibank Tunis	General	150021022	—
Nortel Networks Inc.	Citibank Tunis	General	100056011	1
Nortel Networks Capital Corp.	Citibank NA	General	30508438	—
Nortel Networks Capital Corp.	Banc of America Securities	Investment	383752-22352662	2
Nortel Networks International, Inc.	Bank of America	General	6059-60258-010	—
Nortel Networks International, Inc.	Citibank Dubai	General	10100262002	1
Nortel Networks (CALA) Inc.	Citibank NA	General	30635672	50
Nortel Networks (CALA) Inc.	Citibank Delaware	Disbursement (AP)	38746828	—
Nortel Networks (CALA) Inc.	Citibank Montevideo	General	0055067007	1
Nortel Networks (CALA) Inc.	Citibank Montevideo	General	0055067619	—
Nortel Networks (CALA) Inc.	Citibank Puerto Rico	General	0301085028	17

				$973

Formal reconciliations between the U.S. Debtors’ bank balances and the general ledger are prepared and reviewed quarterly in accordance with the U.S. Debtors’ established guidelines.

MOR-6

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Changes in Balances with Debtors and Non-Debtors

Reporting Period: October 1, 2009 through October 31, 2009

(Unaudited)

(In millions of U.S. dollars)

	Case #	Increase/(Decrease)
In re: Nortel Networks Inc. et al
Nortel Networks Inc.	09-10138	$5
Nortel Networks Capital Corporation	09-10139	1
Nortel AltSystems, Inc.	09-10140	—
Nortel AltSystems International, Inc.	09-10141	—
Xros, Inc.	09-10142	—
Sonoma Systems	09-10143	—
Qtera Corporation	09-10144	—
CoreTek, Inc.	09-10145	—
Nortel Networks Applications Management Solutions, Inc.	09-10146	—
Nortel Networks Optical Components Inc.	09-10147	—
Nortel Networks HPOCS Inc.	09-10148	—
Archetel Systems (U.S.) Corporation	09-10149	—
Nortel Networks International, Inc.	09-10150	—
Northern Telecom International Inc.	09-10151	—
Nortel Networks Cable Solutions Inc.	09-10152	—
Nortel Networks (CALA) Inc.	09-12515	—

Net Intercompany Change (1)		$6

(1)	The Changes in Balances with Debtors and Non-Debtors exclude discontinued operations transactions.

MOR-7

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Status of Post-Petition Taxes

Reporting Period: October 31, 2009

(Unaudited)

I, Clarke Glaspell, Vice-President, Finance, of each of the U.S. Debtors, attest under penalty of perjury and to the best of my knowledge, information and belief, all post-petition federal, state and local taxes of each of the U.S. Debtors are current as of October 31, 2009 in all material respects.

/s/ CLARKE GLASPELL	December 7, 2009
Clarke Glaspell – Vice President of each of the U.S. Debtors

MOR-8

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Summary of Unpaid Post-Petition Debts

Reporting Period: October 1, 2009 through October 31, 2009

(Unaudited)

(In millions of U.S. dollars)

ACCOUNTS PAYABLE AGING POST-PETITION *

Accounts Payable Aging	NNI	AltSystems	Other
0 - 30 days	$25	$—	$—
31 - 60 days	7	—	—
61 - 90 days	2	—	—
91 + days	2	—	—

Accounts Payable (1)	$36	$—	$—

*	Includes only third party trade payables and excludes intercompany transactions and other post-petition obligations of the U.S. Debtors.

BILLED TRADE ACCOUNTS RECEIVABLES AGING

Accounts Receivable Aging	NNI	AltSystems	Other
Current	$177	$—	$—
0 - 30 days	35	—	—
31 - 60 days	22	—	—
61 - 90 days	6	—	—
91 + days	37	—	—

Total Trade Accounts Receivable	277	—	—
Less: provisions for doubtful accounts	(4)	—	—

Accounts receivable - net (1)	$273	$—	$—

(1)	The Accounts Payable Aging and Billed Trade Accounts Receivables Aging exclude intercompany and discontinued operations transactions.

MOR-9

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Debtor Questionnaire

Reporting Period: October 1, 2009 through October 31, 2009

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.	X

On November 13, 2009, Nortel concluded the sale of substantially all of its CDMA business and LTE Access assets with Ericsson. See Notes 9 and 11 of this Monthly Operating Report for more information.

On September 14, 2009, Nortel concluded a successful auction for the planned sale of substantially all of its ES business globally as well as the shares of NGS and DiamondWare, Ltd. to Avaya. See Notes 10 and 11 of this Monthly Operating Report for more information.

On November 25, 2009, Nortel concluded a successful auction for the planned sale of its global GSM/GSM-R business to Ericsson and Kapsch. See Note 11 of this Monthly Operating Report for more information.

On November 23, 2009, Nortel concluded a successful auction for the planned sale of substantially all the assets of its Optical Networking and Carrier Ethernet businesses globally to Ciena. See Note 11 of this Monthly Operating Report for more information.

On October 25, 2009, NNL and NNI entered into an agreement with Hitachi, Ltd. for the sale of Nortel’s Packet Core Assets. See Note 11 of this Monthly Operating Report for more information.

2. Have any bank accounts been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.		X

3. Have any funds been disbursed from any account other than a Debtor-In-Possession account this reporting period? If yes, provide an explaination below.		X

4. Have all post-petition tax returns been timely filed? If no, provide an explanation below.	X

5. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X